EXHIBIT (11)

                                      HONEYWELL INC. AND SUBSIDIARIES

                                     COMPUTATION OF EARNINGS PER SHARE
                                (Dollars in Millions Except Per Share Amounts)
                                               (Unaudited)

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

                                                             Second Quarter Ended               Six Months Ended
                                                         -----------------------------     -------------------------

                                                           June 30,       July 2,           June 30,       July 2,
                                                             1996          1995               1996          1995
                                                         -----------    -----------       -----------    -----------
Primary:
Income:
Net income                                               $      83.3    $      68.9       $     148.4    $     123.6
                                                         -----------    -----------       -----------    -----------
                                                         -----------    -----------       -----------    -----------

Shares:
Weighted average of shares outstanding during the year   126,607,966    127,201,311       126,738,415    127,196,122
                                                         -----------    -----------       -----------    -----------
                                                         -----------    -----------       -----------    -----------

Earnings per share:
Net income                                               $      0.66    $      0.54       $      1.17    $      0.97
                                                         -----------    -----------       -----------    -----------
                                                         -----------    -----------       -----------    -----------

Assuming full dilution:
Income:
Net income                                               $      83.3    $      68.9       $     148.4    $     123.6
                                                         -----------    -----------       -----------    -----------
                                                         -----------    -----------       -----------    -----------

Shares:
Weighted average of shares outstanding during the year   126,607,966    127,201,311       126,738,415    127,196,122
 Shares issuable in connection with stock plans
   less shares purchaseable from proceeds                  2,179,291      1,865,301         2,339,746      1,941,974
                                                         -----------    -----------       -----------    -----------

Total Shares                                             128,787,257    129,066,612       129,078,161    129,138,096
                                                         -----------    -----------       -----------    -----------
                                                         -----------    -----------       -----------    -----------

Earnings per share:
Net income                                               $      0.65    $      0.53       $      1.15    $      0.96
                                                         -----------    -----------       -----------    -----------
                                                         -----------    -----------       -----------    -----------
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